Exhibit 15.1

ARM Holdings plc

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-133883) of ARM Holdings plc of our report dated March 6, 2006 relating to the financial statements, which appears in this Form 20-F. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Chartered Accountants London, England May 23, 2006